As filed with the U.S. Securities and Exchange Commission on November 24, 2023

Registration No. 333-275381

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEDDARTECH HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Quebec	7372	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

LeddarTech Inc.
4535, boulevard Wilfrid-Hamel, Suite 240
Quebec G1P 2J7, Canada
(418) 653-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LeddarTech USA Inc.
c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington DE 19801
(418) 653-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John T. Blatchford Kenneth Gerasimovich Christopher G. Barrett Vedder Price P.C. 222 North LaSalle Street Chicago, IL 60601 Tel: (312) 609-7500	Pierre-Yves Leduc Julien Michaud Stikeman Elliott LLP 1155 René-Lévesque Blvd. West, 41st Floor Montréal, Quebec H3B 3V2 Tel: (514) 397-3000	Shahir Guindi Bastien Gauthier Jeremy Brisset Osler, Hoskin & Harcourt LLP 1000 De la Gauchetière Street West, Suite 2100 Montréal, Québec H3B 4W5 Tel: (514) 904-8100	Joel L. Rubinstein Daniel E. Nussen White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 819-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Business Combination contemplated by the Business Combination Agreement described in the included proxy statement/prospectus have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-275381) is filed solely to amend Item 21 of Part II thereof and to file certain exhibits thereto. This Amendment No. 1 does not modify any provision of the preliminary proxy statement/prospectus contained in Part I. Accordingly, the preliminary proxy statement/prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Under the CBCA and the bylaws to be adopted in connection with the Business Combination, the Surviving Company must indemnify its current or former directors or officers or another individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with Surviving Company or another entity. The CBCA also provides that Surviving Company may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual must repay the monies if the individual does not fulfill the conditions described below.

Indemnification is prohibited under the CBCA unless the individual:

●	acted honestly and in good faith with a view to the Surviving Company’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Surviving Company’s request; and

●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The CBCA and the Surviving Company bylaws to be adopted in connection with the Business Combination authorize the Surviving Company to purchase and maintain insurance for the benefit of each of its current or former directors or officers and each person who acts or acted at the Surviving Company’s request as a director, officer or an individual acting in a similar capacity of the Surviving Company, or of any subsidiary of the Surviving Company.

In addition, the Surviving Company intends to enter into separate indemnity agreements with each of its directors and officers. These indemnity agreements, among other things, will require the Surviving Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer, or any subsidiary of the Surviving Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

The Surviving Company has or will maintain insurance on behalf of its directors and executive officers.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Index

Exhibit	Description
2.1††	Business Combination Agreement, dated as of June 12, 2023, by and among Prospector Capital Corp., LeddarTech Inc. and LeddarTech Holdings Inc. (included as Annex A to the proxy statement/prospectus, which is a part of this Registration Statement, and incorporated herein by reference).*
2.2††	Amendment No. 1 to Business Combination Agreement, dated as of September 25, 2023, by and among Prospector Capital Corp., LeddarTech Inc. and LeddarTech Holdings Inc. (included as Annex A-1 to the proxy statement/prospectus, which is a part of this Registration Statement, and incorporated herein by reference)*
3.1	Form of Articles and By-laws of Prospector Capital Corp., as continued under the laws of Canada (included as Annex D to the proxy statement/prospectus, which is a part of this Registration Statement, and incorporated herein by reference).*

Exhibit	Description
3.2	Form of Amended and Restated Articles and By-laws of LeddarTech Holdings Inc. (included as Annex E to the proxy statement/prospectus, which is a part of this Registration Statement, and incorporated herein by reference).*
3.4	Amended and Restated Memorandum and Articles of Association of Prospector Capital Corp.(1)
4.1	Specimen Common Share Certificate of LeddarTech Holdings Inc.**
4.2	Specimen Warrant Certificate of LeddarTech Holdings Inc.**
4.3	Warrant Agreement, dated as of January 7, 2021, between Continental Stock Transfer & Trust Company and Prospector Capital Corp.(1)
4.4	Form of Warrant Amendment Agreement by and among Prospector Capital Corp., LeddarTech Holdings Inc. and Continental Stock Transfer & Trust Company.**
5.1	Opinion of Stikeman Elliott LLP.**
5.2	Opinion of Vedder Price P.C.**
8.1	Tax Opinion of White & Case LLP.***
10.1	Subscription Agreement, dated as of June 12, 2023, among LeddarTech and the PIPE Investors.*
10.2	Amendment to the Subscription Agreement, dated as of October 30, 2023, among LeddarTech and the PIPE Investors.*
10.3	Sponsor Letter Agreement, dated as of June 12, 2023, among Prospector Capital Corp., LeddarTech Inc., LeddarTech Holdings Inc., Prospector Capital Sponsor, LLC and the other individuals party thereto (included as Annex I to the proxy statement/prospectus, which is a part of this Registration Statement, and incorporated herein by reference).*
10.4	Amended and Restated Financing Offer dated as of April 5, 2023 (“Desjardins Financing Offer”) among LeddarTech Inc., Fédération des caisses Desjardins du Québec (“Desjardins”) and VayaVision Sensing Ltd. (“VayaVision”).*
10.5	First Amendment to Desjardins Financing Offer dated May 1, 2023 among LeddarTech Inc., Desjardins and VayaVision.*
10.6	Second Amendment to Desjardins Financing Offer dated May 31, 2023 among LeddarTech Inc., Desjardins and VayaVision.*
10.7	Third Amendment to Desjardins Financing Offer dated September 29, 2023 among LeddarTech Inc., Desjardins and VayaVision.*
10.8	Fourth Amendment to Desjardins Financing Offer dated October 13, 2023 among LeddarTech Inc., Desjardins and VayaVision.*
10.9	Fifth Amendment to Desjardins Financing Offer dated October 20, 2023 among LeddarTech Inc., Desjardins and VayaVision.*
10.10	Sixth Amendment to Desjardins Financing Offer dated October 31, 2023 among LeddarTech Inc., Desjardins and VayaVision.*
10.11	Loan Offer dated as of January 23, 2020 (“IQ Loan Offer”) among LeddarTech Inc. and Investissement Quebec (“IQ”).*
10.12	Amendment to the IQ Loan Offer dated as of March 29, 2021, among LeddarTech Inc. and IQ.*
10.13	Bridge Loan Agreement dated May 1, 2023 among LeddarTech Inc. and IQ.*
10.14	Amendment to IQ Loan Offer dated as of June 12, 2023 between LeddarTech Inc. and IQ.*
10.15†	Form of AmalCo 2023 Incentive Award Plan.**
10.16	Form of Investor Rights Agreement among LeddarTech Holdings Inc. and Investissement Québec (included as Annex G to the proxy statement/prospectus, which is a part of this Registration Statement, and incorporated herein by reference).*
10.17	Form of Registration Rights Agreement among LeddarTech Holdings Inc. and the parties named therein (included as Annex H to the proxy statement/prospectus, which is a part of this Registration Statement, and incorporated herein by reference).*
10.18	Employment Agreement dated as of November 14, 2014, as subsequently amended, between LeddarTech and Charles Boulanger.*
10.19	Executive Employment Agreement dated as of October 1, 2023 between LeddarTech and Franz Saintellemy.**
10.20	Employment Agreement dated as of June 20, 2022 between LeddarTech and David Torralbo.*

Exhibit	Description
10.21	Executive Employment Agreement dated as of September 20, 2023 between LeddarTech and Christopher Stewart.**
21.1	List of Subsidiaries**
23.1	Consent of WithumSmith+Brown, PC*
23.2	Consent of Ernst & Young LLP.*
23.3	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).**
23.4	Consent of Vedder Price P.C. (included in Exhibit 5.2).**
23.5	Consent of White & Case LLP (included in Exhibit 8.1).***
99.1	Form of Proxy Card.**
99.2	Consent of Frantz Saintellemy.*
99.3	Consent of Charles Boulanger.*
99.4	Consent of Derek Aberle.*
99.5	Consent of Nick Stone.*
99.6	Consent of Michelle Sterling.*
99.7	Consent of Yann Delabrière.*
99.8	Consent of Current Capital Securities LLC*
107	Filing Fee Table*

*	Previously filed.
**	Filed herewith.
***	To be filed by amendment.
†	Indicates management contract or compensatory plan or arrangement.
††	Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
(1)	Previously filed as an exhibit to Prospector’s Registration Statement on Form S-1, as amended (File No. 333-251523).

Item 22. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

●	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

●	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

●	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

●	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purposes of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Quebec, Canada, on November 24, 2023.

LEDDARTECH HOLDINGS INC.

By:	/s/ Charles Boulanger
Name:	Charles Boulanger
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Charles Boulanger	Chief Executive Officer	November 24, 2023
Charles Boulanger	(Principal Executive Officer) and Director

/s/ Christopher P. Stewart	Chief Financial Officer	November 24, 2023
Christopher P. Stewart	(Principal Financial Officer)

/s/ Claude Savard	Chief Accounting Officer	November 24, 2023
Claude Savard	(Principal Accounting Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of LeddarTech Holdings Inc., has signed this registration statement in the City of Newark, State of Delaware on November 24, 2023.

LeddarTech USA Inc.

By:	/s/ Charles Boulanger
Name:	Charles Boulanger
Title:	Director